EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

DATED AS OF DECEMBER 28, 2001

By and Among

THE SELLERS SIGNATORIES HERETO

AND

WILSHIRE FINANCIAL SERVICES GROUP INC.

STOCK PURCHASE AGREEMENT

        AGREEMENT dated as of December 28, 2001, by and among the entities signatories hereto (each a Seller, and collectively, “Sellers”) and Wilshire Financial Services Group Inc., a Delaware corporation (the “Company”).

        WHEREAS, Sellers own certain shares of the common stock of the Company.

        WHEREAS, the Company desires to purchase from each Seller, and each Seller desires to sell, assign, transfer and deliver to the Company, the shares of common stock of the Company owned by such Seller as set forth opposite its name on Schedule 1, all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1.         Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company agrees to purchase and accept delivery from each Seller of, and each Seller agrees to sell, assign, transfer and deliver to the Company, free and clear of all liens, claims, charges, restrictions or encumbrances of any kind (collectively, “Liens”), the shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company as set forth opposite its name on Schedule 1, for the purchase price of $2.40 per share. The total purchase price to be paid to each Seller is also set forth on Schedule 1. Such shares of Common Stock of the Company to be purchased hereunder are hereinafter collectively called the “Purchased Stock”; and the Purchased Stock constitutes all of the Common Stock owned by each Seller.

        2.         Closing. The closing of the purchase and sale of the Purchased Stock (the “Closing”) shall be deemed to take place at the principal executive office of the Company, located at 1776 SW Madison Street, Portland, Oregon 97205 (or at such other place as the parties may mutually agree) within one (1) business day after the execution and delivery of this Agreement.

             2.1         Seller’s Deliveries. At the Closing, the Sellers will deliver or cause to be delivered to the Company a copy or copies of duly executed written letter(s) to the record holder(s) of the Purchased Stock and the Company’s transfer agent instructing such holder(s) and transfer agent promptly to cause the Purchased Stock to be delivered in certificated form, in the name of the Company, to the principal executive office of the Company (or, if the parties so agree, Seller will take such steps as are agreed upon with the Company for the electronic transfer of the Shares through the DTC). By execution and delivery of this Agreement, Seller certifies that such letter(s) has/have been duly sent to such record holder(s) (or that such other steps have been or will be taken) and covenants to take any action that may be necessary or requested by the transfer agent for such certificate(s) for the Purchased Stock to be promptly registered and delivered to the Company (or otherwise electronically transferred), free and clear of all Liens.

             2.2         Company’s Deliveries. At the Closing, the Company will deliver or cause to be delivered to each Seller the aggregate purchase price for the Purchased Stock as set forth on Schedule 1 by wire transfer in immediately available funds to an account heretofore designated by such Seller by notice to the Company.

        3.        Representations, Warranties and Agreements of Each Seller. Each Seller represents and warrants to the Company severally and not jointly as follows:

             3.1         Corporate Organization. Seller is a duly organized legal entity validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

             3.2         Stock Ownership. Notwithstanding that the Purchased Stock is held of record by Seller’s nominee(s), Seller has good and valid title to, and has full and complete beneficial ownership of, all of the Purchased Stock set forth in Schedule 1, free and clear of all Liens, and has full power and legal right to sell, assign, transfer and deliver the same. The delivery to the Company of such Purchased Stock pursuant to this Agreement will transfer to the Company good and valid title thereto, free and clear of all Liens.

             3.3         Authorization of Agreement; No Violation. The execution, delivery and performance of this Agreement and the sale, assignment, transfer and delivery of the Purchased Stock to be sold, assigned, transferred and delivered by Seller have been duly and validly authorized by all necessary corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. No consent, license, approval, permit or authorization of, or registration or filing with, any governmental authority or third party is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such as have been heretofore obtained or made.

             3.4         No Reliance; Confidentiality of Information. Seller has relied solely upon its own investigations and diligence and not upon any information provided by or on behalf of the Company in making the decision to accept the purchase price for the Purchased Stock. Seller understands and acknowledges that neither the Company nor any of the Company’s representatives, agents or attorneys is making or has made at any time any warranties or representations of any kind or character, express or implied, with respect to any matter or the Purchased Stock, except as expressly set forth herein. Notwithstanding the foregoing, Seller acknowledges receipt of the Company’s confidential update letter, dated as of the date hereof and addressed to Sellers (the “Update Letter”), setting forth certain information concerning the Company’s business and affairs, and Seller understands the contents thereof and is selling the Purchased Stock to the Company notwithstanding the information set forth therein. Seller acknowledges that the Update Letter contains highly confidential information, the disclosure of any of which could result in irreparable harm to the Company; accordingly, Seller agrees that it will maintain such information in the strictest confidence and not disclose such information under any circumstance to any person or entity; provided, however, that each Seller may provide the Update Letter to (a) such officers, directors, partners, members and employees of the corporation, business trust or limited liability company of which such Seller is an equity series who need to know such information and to the officers, directors, partners, members and employees of the investment advisor and sub-investment advisor of such Seller who need to know such information, provided further that any such recipients remain equally bound by the confidentiality restrictions hereunder, and (b) to any regulatory agency, governmental organization or self-regulatory organization which requires or requests disclosure of such information by such Seller, provided that the Company shall be notified before any such disclosure pursuant to this clause (b) is made and, if reasonably practicable, shall be afforded an opportunity to seek the confidential treatment of the contents thereof.

             4.        Representations and Warranties by the Company. The Company represents and warrants to each Seller as follows:

             4.1         Corporate Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

             4.2         Authorization of Agreement; No Violation. The execution, delivery and performance of this Agreement and the purchase of the Purchased Stock have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No consent, license, approval, permit or authorization of, or registration or filing with, any governmental authority or third party is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

             4.3         Investment Intent. The Company acknowledges that this Agreement is being entered into by Seller in reliance upon the Company’s representation to Seller, evidenced by the Company’s execution of this Agreement, that it is acquiring the Purchased Stock for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “Securities Act”) or any applicable blue sky law.

        5.         Indemnification.

             5.1         In General. (a) each Seller shall indemnify and hold harmless the Company and all of its affiliates, shareholders, directors, officers, employees and agents, from and against any and all claims, losses, judgments, liabilities, settlements, fines, penalties, interest, costs and expenses, including all attorneys’ fees and disbursements, whether incurred in resolving indemnification issues between or among parties to this Agreement or in defending third party claims, but excluding any indirect , special, consequential or punitive damages (collectively, the “Losses”), that result from, arise out of or are connected with any breach (or any claim by any third party which, if to any extent true, would constitute or demonstrate a breach) of any representation, warranty or covenant of any Seller set forth in this Agreement.

                 (b)         The Company shall indemnify and hold harmless each Seller and all of its respective affiliates, shareholders, directors, officers, employees and agents from and against any and all Losses that result from, arise out of or are connected with any breach (or any claim by any third party which, if to any extent true, would constitute or demonstrate a breach) of any representation, warranty or covenant of the Company set forth in this Agreement.

             5.2         Indemnification Procedure. If any action or claim is or shall be commenced by a third party (in any such case, a “Claim”) in respect of which any party (an “Indemnitee”) seeks or will seek indemnification from another party (an “Indemnitor”) pursuant to either paragraph (a) or (b) of Section 5.1, the Indemnitee shall promptly notify the Indemnitor in writing and summarize the nature of the Claim and the basis upon which it is asserted. Any delay in sending such a notice shall be without prejudice to the rights of the Indemnitee unless the delay demonstrably prejudices the rights of the Indemnitor. Within twenty (20) days after an Indemnitee gives such a notice, the Indemnitor shall notify the Indemnitee in writing whether the Indemnitor will defend the action. If the Indemnitor elects to defend, it will not settle or compromise the Claim without the Indemnitee’s prior written consent, which shall not be unreasonably withheld. If the Indemnitor does not defend the Claim, the Indemnitee shall be entitled, but not obligated to, defend the Claim. Whether or not the Indemnitor defends, the Indemnitor shall pay all costs and expenses of the defense. Moreover, if the Indemnitor does not timely elect to defend or does so elect but does not defend the Claim in good faith, the Indemnitee need not consult the Indemnitor regarding any settlement or compromise.

             5.3         Survival. The representations and warranties contained in this Agreement shall survive the Closing.

        6.         Miscellaneous.

             6.1         Assurance of Further Action. From time to time after the Closing and without further consideration from the Company, but at the Company’s expense, Seller shall execute and deliver, or cause to be executed and delivered, to the Company such further instruments of sale, assignment, transfer and delivery and take such other action as the Company may reasonably request in order to more effectively sell, assign, transfer and deliver and reduce to the possession of the Company any and all of the Purchased Stock and consummate the transactions provided for hereby.

             6.2         Expenses. Whether or not the Closing is consummated, all fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (including without limitation fees and expenses of legal counsel, accountants and other professionals) shall be paid by the party incurring such expense provided, however, that the Company shall be obligated to pay the reasonable fees up to a maximum of $10,000, and out-of-pocket expenses of Oppenheimer Wolff & Donnelly LLP, the Sellers’ outside legal counsel, but only if the transactions contemplated hereby have been fully consummated. Such fees and expenses shall be paid on the date on which the Closing occurs, provided that the Company shall have received an invoice therefor by 10:00 a.m. Pacific Standard Time on such date, or such later time if the transaction closes later in the day, otherwise the fees shall be paid on the next business day.

             6.3         Waiver. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

             6.4         Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt, if personally delivered or delivered by courier or if received by telecopier, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:         Wilshire Financial Services Group Inc.
                                    1776 SW Madison Street
                                    Portland, Oregon  97205
                                    Attention:  Bruce Weinstein
                                    Telephone:  (503) 223-5600
                                    Facsimile:  (503) 223-8799

         with a copy to:            Irell & Manella LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, California  90067
                                    Attention:  Ken Ikari
                                    Telephone:  (310) 277-1010
                                    Facsimile:  (310) 284-3052

         If to any Seller:          c/o American Express Financial Advisors, Inc.
                                    50592 AXP Financial Center
                                    Minneapolis, Minnesota  55474
                                    Attention:  General Counsel's Office
                                    Telephone:  (612) 671-2221
                                    Facsimile:  (612) 671-3767

         with a copy to:            Oppenheimer Wolff & Donnelly LLP
                                    45 South Seventh St., Suite 300
                                    Attention:  D. William Kaufman
                                    Telephone:  (612) 607-7485
                                    Facsimile:  (612) 607-7100

or to such other address or person as the parties may specify in a notice given in accordance with this Section.

             6.5         Entire Agreement. This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

             6.6         Rights Under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other party. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

             6.7         Equitable Relief. Each party acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the other party or parties great, immediate and irreparable injury and damage. Accordingly, each party agrees that the other parties shall be entitled to injunctive and other equitable relief (without the requirement to post bond), and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

             6.8         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware and shall be construed without regard to (i) any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and (ii) any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

             6.9         Publicity. Seller shall not issue any press release or otherwise make any disclosures with respect to this Agreement or the transactions contemplated hereby until the Company shall have publicly disclosed the consummation of the transactions contemplated by this Agreement in a press release and/or in a Form 8-K filing under the Securities Exchange Act of 1934. The Company agrees that it will issue such release and/or make such filing as promptly as practical following the Closing.

             6.10         Headings; References to Sections, Exhibits and Schedules. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, if any, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

             6.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

             6.12         Obligations of Corporate Signatories. AXP Variable Portfolio Income Series, Inc., AXP Variable Portfolio Managed Series, Inc., IDS Life Series Fund, Inc., AXP Variable Portfolio Income Series, Inc., Income Trust and Growth and Income Trust, as the issuers of the equity series which constitute the Sellers, each hereby covenant and agree, by the signatures of its respective officer signing this Agreement on behalf of its equity series, that it will cause all agreements and covenants of its respective equity series herein to be performed and complied with in all respects.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

        WILSHIRE FINANCIAL SERVICES GROUP INC.

By:___________________________________________________
Name:  Stephen P. Glennon
Title:    Chief Executive Officer

AXP Variable Portfolio-Bond Fund,                         AXP Variable Portfolio - Managed Fund,
a series of AXP Variable Portfolio Income Series, Inc.    a series of AXP Variable Portfolio Managed Series, Inc.

By:___________________________________________________    By:____________________________________________________
Name:  Lorraine R. Hart                                   Name:  Lorraine R. Hart
Title:  Vice President,                                   Title:  Vice President,
AXP Variable Portfolio Income Series, Inc.                AXP Variable Portfolio Managed Series, Inc.

Managed Portfolio,                                        AXP Variable Portfolio-Extra Income Fund,
a series of IDS Life Series Fund, Inc.                    a series of AXP Variable Portfolio Income Series, Inc.

By:___________________________________________________    By:____________________________________________________
Name:  Lorraine R. Hart                                   Name:  Lorraine R. Hart
Title:  Vice President,                                   Title:  Vice President,
IDS Life Series Fund, Inc.                                AXP Variable Portfolio Income Series, Inc.

High Yield Portfolio, a series of  Income Trust           Total Return Portfolio, a series of Growth and Income
                                                          Trust

By: __________________________________________________
Name:  Lorraine R. Hart                                   By:____________________________________________________
Title:  Vice President,                                   Name:  Lorraine R. Hart
Income Trust                                              Title:  Vice President,
                                                          Growth and Income Trust

Archimedes Funding, L.L.C.

By:___________________________________________________
Names:  Darryl G. Horsman
Title:  Vice President,
American Express Asset Management Group, Inc.
                           (Signature Page to Stock Purchase Agreement)

SCHEDULE 1

WILSHIRE FINANCIAL SERVICES GROUP, INC.

Legal Name of Beneficial Owner                                                        No. of Shares Held    Total Purchase Price
AXP Variable Portfolio-Bond Fund, a series of AXP Variable Portfolio Income
Series, Inc........................................................................       617,590              $1,482,216.00
AXP Variable Portfolio-Managed Fund, a series of AXP Variable Portfolio Managed
Series, Inc........................................................................       154,397                 370,552.80
Managed Portfolio, a series of IDS Life Series Fund, Inc...........................        77,199                 185,277.60
AXP Variable Portfolio-Extra Income Fund, a series of AXP
Variable Portfolio Income Series, Inc..............................................       286,815                 688,356.00
High Yield Portfolio, a series of Income Trust.....................................     2,412,000               5,788,800.00
Total Return Portfolio, a series of Growth and Income Trust........................       411,726                 988,142.40
Archimedes Funding, L.L.C..........................................................       209,127                 501,904.80
                                                                                       ----------             --------------
                                                                       Aggregate        4,168,854             $10,005,249.00